THIRD  AMENDMENT  TO
                             ARTICLES  OF  INCORPORATION  OF
                           MEDIA  FORUM  INTERNATIONAL,  INC.

1. The name of the Corporation is MEDIA FORUM INTERNATIONAL, INC., a Florida corporation (the "Corporation").

2. The Articles of Incorporation of Media Forum International, Inc. were filed on March 6, 1997 with the Florida Department of State and were assigned Document No. P07000020967.

3. Article I of the Articles of Incorporation of the Corporation is hereby amended to read as follows:


                                 ARTICLE  I.  NAME
                                 -----------------

     The  name  of  the  Corporation  shall  be:

     ADVANCED  COMMUNICATIONS  TECHNOLOGIES,  INC.

     The address of the principal office of this Corporation shall be 307 East 51st Street, New York, New York 10022 and the mailing address shall be the same as the principal office.

4. The foregoing amendments were adopted by the Shareholders of the Corporation on March 25, 1999. The number of votes cast for the amendment was sufficient for approval by the Shareholders.

     IN WITNESS WHEREOF, the undersigned Chief Executive Officer of the Corporation has executed these Articles of Amendment this 25th day of June,1999.

                                         /s/  Roger  May
                                         ----------------------
                                          Roger  May,  Chief  Executive  Officer